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                                                                  EXHIBIT 10.1



                             CYRIX CORPORATION

            NON-DISCRETIONARY NON-EMPLOYEE DIRECTORS STOCK PLAN


     1.  PURPOSES OF THE PLAN.  This NON-DISCRETIONARY NON-EMPLOYEE
DIRECTORS STOCK PLAN (the "PLAN") is intended to promote the interests of Cyrix Corporation, a Delaware corporation (the "COMPANY"), and its stockholders by helping to attract and retain highly-qualified independent directors, and allowing them to develop a sense of proprietorship and personal involvement in the development and financial success of the Company. Accordingly, the Company shall grant to directors of the Company who are not, and who have not been at any time since their most recent election (or re-election) as directors, employees of the Company or any of its subsidiaries ("NON-EMPLOYEE DIRECTORS") options (each, an "OPTION") to purchase shares of the common stock, $.004 par value per share, of the Company ("COMMON STOCK"), as hereinafter set forth. Options granted under this Plan shall be options that do not constitute incentive stock options within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "CODE").

     2. GRANT OF OPTIONS. Options shall be granted under the Plan only to individuals who are Non-employee Directors of the Company (the "OPTIONEES"). On the date of adjournment of the Company's 1995 annual meeting of stockholders and on January 1 of each year commencing January 1, 1996 and continuing through the expiration or termination of the Plan, the Company will grant to each Non-employee Director an option to purchase 10,000 shares of Common Stock reduced by that number of shares equal to the product of (i) 1,250 multiplied by (ii) the number of regularly scheduled meetings of the Company's Board of Directors (the "BOARD OF DIRECTORS") during the immediately preceding calendar year that such director failed to attend (while a director) either in person or by telephone; provided, however, that no Option shall be granted pursuant to this Plan to any Non-employee Director who, prior to the date such Option would have been granted to such Non-employee Director, delivers written notice to the Company of his intent not to seek re-election to the Board of Directors at the Company's next annual meeting of stockholders.

     If, as of any date that this Plan is in effect, there are not sufficient shares of Common Stock available under the Plan to allow for the grant to each Non-employee Director of an Option for the number of shares provided herein, each such director shall receive his pro rata share of Options for which shares of Common Stock are available for issuance. All Options granted under this Plan shall be at the Option price set forth in Section 5 hereof and shall be subject to adjustment as provided in Section 7 hereof.



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     3.  SHARES SUBJECT TO THE PLAN.  The aggregate number of shares of
Common Stock that may be issued pursuant to Options granted under this Plan shall not exceed 200,000 (subject to adjustment as provided in Section 7). Such shares may consist of authorized but unissued shares of Common Stock or previously issued shares of Common Stock reacquired by the Company. Any of such shares that remain unissued and that are not subject to outstanding Options at the termination of this Plan shall cease to be subject to this Plan, but, until termination of this Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of this Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares of Common Stock theretofore subject to such Option may again be subject to an Option granted under this Plan to the extent permitted under Rule 16b-3 ("RULE 16b-3") of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). Exercise of an Option in any manner shall result in a decrease in the number of shares of Common Stock that may thereafter be available for purposes of the Plan by the number of shares as to which the Option is exercised.

     4. OPTION AGREEMENTS. Each Option shall be evidenced by a written agreement in the form attached as Annex A to this Plan.

     5. OPTION PRICE. The purchase price for a share of Common Stock issued under each Option granted pursuant to this Plan shall be the fair market value for the Common Stock at the time the Option is granted. For all purposes under the Plan, the fair market value of a share of Common Stock on a particular date shall mean the reported closing price of the Common Stock on the NASDAQ National Market System on the last trading day immediately prior to such date.

     6. NON-TRANSFERABILITY OF OPTIONS. Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Employee Retirement Income Security Act ("ERISA"), or the rules thereunder. The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee or a transferee permitted by this Section 6.

     7.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

         (i) Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company


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of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

         (ii) In the event of the proposed dissolution or liquidation of the Company, the Company shall notify the Optionee that for a period of thirty
(30) days from the date of such notice, each Optionee shall have the right to exercise his Option as to all or any part of the optioned stock, including shares as to which the Option would not otherwise be exercisable. In such
event, the Option shall terminate upon the expiration of such period.   In
the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Company shall notify the Optionee that for a period of thirty (30) days from the date of such notice, each Optionee shall have the right to exercise his Option as to all or any part of the optioned stock, including shares as to which the Option would not otherwise be exercisable. In such event, the Option shall terminate upon the expiration of such period.

     8. TERM OF THE PLAN. This Plan shall be effective on approval by the holders of the outstanding shares or written consent of the stockholders of the Company in the manner required by Rule 16b-3. Except with respect to Options then outstanding, if not sooner terminated under the provisions of
Section 7 or Section 9, the Plan shall terminate upon, and no further Options shall be granted, as of the date that the remaining number of shares of Common Stock that may be issued under the Plan pursuant to Section 3 is not sufficient to cover the Options required to be granted under Section 2.

     9. AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors in its discretion may terminate this Plan at any time with respect to any shares of Common Stock for which Options have not theretofore been granted. The Board of Directors shall have the right to alter or amend this Plan or any part hereof from time to time; provided, that this Plan shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder; and provided, further, that no change in any Option heretofore granted may be made that would impair the rights of an Optionee without the consent of such Optionee; and provided, further, that the Board of Directors may not make any alteration or amendment that would materially increase the benefits accruing to participants under this Plan, increase the aggregate number of shares that may be issued pursuant to the provisions of this Plan, modify the requirements as to eligibility for participation in the Plan or extend the term of this Plan without the approval of the stockholders of the Company.

     10. COMPLIANCE WITH SECTION 16. It is intended that this Plan and any grant of an Option made to a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3, as currently in effect or as hereinafter modified or amended. If any provision of this Plan or any such Option would disqualify this Plan or such Option under, or would otherwise not comply with, Rule 16b-3, such provision or Option shall be construed or deemed amended to conform to Rule 16b-3.


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